Exhibit 3.1.1

Certificate of Amendment Loi canadienne sur les sociétés par actions Canada Business Corporations Act Certificat de modification TRANSCANADA PIPELINES LIMITED 370712-1 Corporate name / Dénomination sociale Corporation number / Numéro de société Virginie Ethier Date of Amendment (YYYY-MM-DD) Date de modification (AAAA-MM-JJ) Director / Directeur 2015-05-19 I HEREBY CERTIFY that the articles of the above-named corporation are amended under section 27 of the Canada Business Corporations Act as set out in the attached articles of amendment designating a series of shares. JE CERTIFIE que les statuts de la société susmentionnée sont modifiés aux termes de l'article 27 de la Loi canadienne sur les sociétés par actions, tel qu'il est indiqué dans les clauses modificatrices désignant une série d'actions.